UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2011

___BUCKEYE TECHNOLOGIES INC.___
(Exact name of Registrant as Specified in Its Charter)

DELAWARE	33-60032	62-1518973
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

__1001 Tillman Street, Memphis, Tennessee                                                                           38112 __
(Address of Principal Executive Offices)                                                                                                (Zip Code)

Registrant’s telephone number, including area code: (901) 320-8100

____No Change____
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5.	CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2011 the Board of Directors of Buckeye Technologies Inc. (“Buckeye”) authorized the Compensation Committee to enter into amended and restated change in control agreements with Buckeye’s Chief Executive Officer, Chief Operating Officer and Senior Vice Presidents (collectively, the “Amended and Restated Agreements”).  These agreements were executed on September 19, 2011.  The Amended and Restated Agreements became effective as of September 1, 2011 and include the following material revisions to the original change in control agreements with Buckeye’s Chief Executive Officer, Chief Operating Officer and Senior Vice Presidents (collectively, the “Original Agreements”):

•
Under the Original Agreements, the Chief Executive Officer and the Chief Operating Officer were permitted a 30 day window following the first anniversary of a “Change in Control” (as such term is defined in the Amended and Restated Agreement) in which such executive could voluntarily terminate employment with Buckeye for any reason and receive the severance benefits provided in the applicable Original Agreement.  This provision was deleted in the Amended and Restated Agreements.

•
The Original Agreements provided each executive with a full gross-up for any taxes incurred due to a violation of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code).  This gross-up was deleted in each of the Amended and Restated Agreements.

•
Under the Original Agreements, the bonus component of the severance payment to which an executive could become entitled was based on the highest bonus paid to such executive in the 3 years prior to the executive’s termination of employment.  Under the Amended and Restated Agreements, the bonus component of the severance payment is based on the executive’s target bonus for the year in which the termination of employment occurs.

•
Under the Original Agreements, the non-solicitation and non-competition provisions applicable to each executive applied during employment and only continued to apply after the executive’s termination of employment if the executive’s employment was either terminated by Buckeye for “Cause” or by the executive other than for “Good Reason” (as such terms are defined in the Amended and Restated Agreement).  Under the Amended and Restated Agreements, the non-solicitation and non-competition provisions apply to an executive during employment and for one year following any termination of the executive’s employment.

•
The Original Agreements provided that any payments to an executive upon a “change in control” (as such term is defined under section 280G of the Code) which were in excess of the deduction limit provided under Section 280G of the Code would be capped at the maximum amount which could be paid without imposition of the such limitation.   The Amended and Restated Agreements provide that payments to an executive will be capped or uncapped, whichever results in a greater after-tax benefit to the executive.

•	The term of each Amended and Restated Agreement was extended until June 30, 2014.
•
Cure rights were added to each of the definitions of Cause and Good Reason to permit a breaching party to cure the existence of Cause or Good Reason within 30 days of notification of the act or omission constituting Cause or Good Reason.

Other than the changes described above, the Amended and Restated Agreements continue to provide the same material terms as under the Original Agreements, including terms which provide for (1) a lump sum severance payment, (2) continued medical coverage and (3) accelerated vesting of outstanding restricted stock and option awards upon the executive’s termination of employment without Cause or for Good Reason within two years after a Change in Control.  The severance payment provided under the Amended and Restated Agreements will be equal to three times (two times for Senior Vice Presidents) the sum of the executive’s highest base salary in the three years preceding termination plus the executive’s target bonus, and medical coverage continuation for three years following the executive’s termination (two years for Senior Vice Presidents).

The above description is qualified in its entirety by reference to the form of Amended and Restated Agreements, which are attached hereto as Exhibits 10.1 and 10.2.

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Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1                      Form of Amended and Restated Change in Control Agreement for the Company’s Chief Executive Officer and Chief Operating Officer.
Exhibit 10.2                      Form of Amended and Restated Change in Control Agreement for the Company’s Senior Vice Presidents.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE TECHNOLOGIES INC.

/s/ Steven G. Dean
Steven G. Dean
Senior Vice President and Chief Financial Officer
September 19, 2011